EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Section 906 Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of EchoStar Corporation (the “Company”) hereby certifies that to the best of his knowledge the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 2, 2026

Name:	/s/ Charles W. Ergen

Title:	Chairman, President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.